Exhibit 10.1
TERMINATION AND SETTLEMENT AGREEMENT
TERMINATION AND SETTLEMENT AGREEMENT, dated as of April 16, 2020 (this “Agreement”), by and among Stratosphere Holdco, LLC, a Delaware limited liability company (“Parent”), Stratosphere Merger Sub, Inc., a Florida corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), and Stein Mart, Inc., a Florida corporation (the “Company”) and Stein Family Holdco LLC, a Delaware limited liability company (the “Rollover Investor”).
RECITALS
WHEREAS, Parent, Merger Sub and the Company entered into an Agreement and Plan of Merger, dated as of January 30, 2020 (the “Merger Agreement”), pursuant to which Merger Sub was to be merged with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”);
WHEREAS, the termination provisions of each of (i) the Limited Guaranty, dated as of January 30, 2020, made by Kingswood Capital Opportunities Fund I, L.P., Kingswood Capital Opportunities Fund I-A, L.P. in favor of the Company (the “Limited Guaranty”), (ii) the Voting Agreement, dated as of January 30, 2020, by and among Parent and the Rollover Investor (the “Voting Agreement”), (iii) the equity commitment letter from each of Parent and Kingswood Stratosphere Investor, LLC, (the “Equity Commitment Letter”), and (iv) the rollover investment commitment agreement letter from the Rollover Investor (the “Rollover Letter” and together with the Equity Commitment Letter, the Voting Agreement and the Limited Guaranty, the “Ancillary Agreements”) provide that each such Ancillary Agreements shall be terminated and be of no further force and effect in the event that the Merger Agreement is terminated;
WHEREAS, the Company, on the one hand, and Parent and Merger Sub, on the other hand, have agreed that the Merger Agreement is to be terminated and the Merger abandoned pursuant to Section 7.1 of the Merger Agreement;
WHEREAS, the Special Committee has determined that it is fair to, advisable and in the best interest of the Company and the holders of Common Stock other than the Rollover Investor to enter into this Agreement and has recommended that the Board of Directors of the Company (the “Company Board”) approve the execution, delivery and performance by the Company of this Agreement and the matters contemplated hereby;
WHEREAS, the Company Board, acting upon the unanimous recommendation of the Special Committee, has determined that it is advisable and in the best interest of the Company and the holders of Common Stock other than the Rollover Investor to enter into this Agreement and approved the execution, delivery and performance by the Company of this Agreement and the matters contemplated hereby; and
WHEREAS, each of Parent and the Merger Sub have approved this Agreement and the matters contemplated hereby.
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS
Section 1.01. Definitions. Unless otherwise specifically defined herein, each capitalized term used but not defined herein shall have the meaning assigned to such term in the Merger Agreement.
ARTICLE 2
TERMINATION
Section 2.01. Termination of Merger Agreement. Parent and the Company hereby mutually consent to terminate the Merger Agreement in its entirety effective upon execution and delivery of this Agreement, pursuant to Section 7.1 of the Merger Agreement, and agree that the Merger Agreement is void and of no further force and effect, with no Liability on the part of any party to this Agreement (or any Parent Related Party or Company Related Party), other than as specifically provided in the Merger Agreement. The parties hereto acknowledge that by virtue of the termination of the Merger Agreement and without any further action by any Person, each of the Ancillary Agreements and the Debt Commitment Letters terminates in accordance with its terms as such a consequence without any further action being required on the part of any party hereto or thereto.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
Section 3.01. Representations and Warranties of the Company. The Company hereby represents and warrants that (a) it has all requisite corporate power and authority to enter into this Agreement and to take the actions contemplated hereby, (b) this Agreement has been duly authorized, executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, and the Rollover Investor, is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and (c) no consent of any third party is required for the execution, delivery and performance of this Agreement by the Company.
Section 3.02. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby represents and warrants that: (a) it has all requisite power and authority to enter into this Agreement and to take the actions contemplated hereby, (b) this Agreement has been duly authorized, executed and delivered by Parent and Merger Sub (as applicable) and, assuming this Agreement constitutes the valid and binding agreement of the Company, and the Rollover Investor, this Agreement is the valid and binding obligation of Parent and Merger Sub (as applicable), enforceable against Parent and Merger Sub (as applicable) in accordance with its terms and (c) no consent of any third party is required for the execution, delivery and performance of this Agreement by Parent and Merger Sub (as applicable).
Section 3.03. Representations and Warranties of the Rollover Investor. The Rollover Investor hereby represents and warrants that: (a) it has all requisite power and authority to enter into this Agreement and to take the actions contemplated hereby, (b) this Agreement has been duly authorized, executed and delivered by such Rollover Investor and, assuming this Agreement constitutes the valid and binding agreement of the Company, Parent and Merger Sub, this Agreement is the valid and binding obligation of such Rollover Investor, enforceable against such Rollover Investor in accordance with its terms and (c) no consent of any third party is required for the execution, delivery and performance of this Agreement by such Rollover Investor.

ARTICLE 4
RELEASES AND COVENANT NOT TO SUE
Section 4.01. Company Release. Notwithstanding anything in the Merger Agreement or any Ancillary Agreement that may be deemed to the contrary, including, but not limited to, Section 7.5 of the Merger Agreement, effective upon execution and delivery of this Agreement, the Company, on behalf of itself and any Person claiming (now or in the future) through or on its behalf, including its parents, subsidiaries and Affiliates and their respective past and present officers, directors, managing directors, partners, members and employees, as well as the heirs, executors, administrators, predecessors, successors and assigns, parents, subsidiaries, divisions, Affiliates and attorneys, accountants, investment bankers, financial or investments advisors, commercial bankers, insurers and co-insurers, and other advisors and agents of any of them (collectively, the “Company Releasing Parties”), hereby fully, completely, finally and forever releases and discharges Parent, Merger Sub and their parents, subsidiaries and Affiliates and their respective past and present officers, directors, managing directors, partners, members and employees, as well as the heirs, executors, administrators, predecessors, successors and assigns, parents, subsidiaries, divisions, Affiliates and attorneys, accountants, investment bankers, financial or investments advisors, commercial bankers, insurers and co-insurers, and other advisors and agents (including debt and equity financing sources) of any of them (collectively, the “KW Released Persons”), from any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses and charges of whatever nature, known or unknown (including Unknown Claims, as defined below), without regard to the subsequent discovery or existence of different or additional facts, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, at law or in equity, arising out of, or relating in any way to any of the Merger, the Merger Agreement or the Ancillary Agreements, or the transactions contemplated thereby, including any claim relating to the termination of the Merger Agreement, or the Parent Termination Fee set forth in Section 7.6 of the Merger Agreement and including any acts, omissions, negotiations, disclosure or communications related to the Merger, the Merger Agreement or the Ancillary Agreements or the transactions contemplated thereby (the “Company Released Claims”); provided that, for the avoidance of doubt, nothing contained herein shall be deemed to release any party hereto from its obligations under this Agreement or the Confidentiality Agreement or to prevent any party from enforcing their rights under this Agreement or the Confidentiality Agreement. For the avoidance of doubt, nothing in this Section 4.01 provides for a release by any of the Company Releasing Parties of any of the Rollover Released Persons (as defined below).
Section 4.02. KW Parties Releases. Notwithstanding anything in the Merger Agreement or any Ancillary Agreement that may be deemed to the contrary, including, but not limited to, Section 7.5 of the Merger Agreement, effective upon execution and delivery of this Agreement, Parent and Merger Sub, on behalf of themselves and any Person claiming (now or in the future) through or on their behalf, including their respective parents, subsidiaries and Affiliates and their respective past and present officers, directors, managing directors, partners, members and employees, as well as the heirs, executors, administrators, predecessors, successors and assigns, parents, subsidiaries, divisions, Affiliates and attorneys, accountants, investment bankers, financial or investments advisors, commercial bankers, insurers and co-insurers, and other advisors and agents (including debt and equity financing sources) of any of them (collectively, the “KW Releasing Parties”), hereby fully, completely, finally and forever release and discharge (x) the Company and its subsidiaries and Affiliates and their respective past and present officers, directors, managing directors, partners, members and employees, as well as the heirs, executors, administrators, predecessors, successors and assigns, parents, subsidiaries, divisions, Affiliates and attorneys, accountants, investment bankers, financial or investments advisors, commercial bankers, insurers and co-insurers, and other advisors and agents of any of them (collectively, the “Company Released Persons”), and (y) the Rollover Investor and its parents, subsidiaries and Affiliates and their respective past and present officers, directors, managing directors, partners, members and employees, as well as the heirs, executors, administrators, predecessors, successors and assigns, parents, subsidiaries, divisions, Affiliates and attorneys, accountants, investment bankers, financial or investments advisors, commercial bankers, insurers and co-insurers, and other advisors and agents of any of them (collectively, the “Rollover Released Persons,” and together with the KW Released Persons and the Company Released Persons, the “Released Persons”), from any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses and charges of whatever nature, known or unknown (including Unknown Claims), without regard to the subsequent discovery or existence of different or additional facts, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, at law or in equity, arising out of, or relating in any way to any of the Merger, the Merger Agreement or the Ancillary Agreements, or the transactions contemplated thereby, including any claim relating to the termination of the Merger Agreement, payment of the Company Termination Fee as set forth in Section 7.6 of the Merger Agreement and including any acts, omissions, negotiations, disclosure or communications related to the Merger, the Merger Agreement or the Ancillary Agreements, or the transactions contemplated thereby (the “KW Parties Released Claims”); provided that, for the avoidance of doubt, nothing contained herein shall be deemed to release any party hereto from its obligations under this Agreement or the Confidentiality Agreement or to prevent any party from enforcing their rights under this Agreement or the Confidentiality Agreement.
Section 4.03. Rollover Investor Releases. Notwithstanding anything in the Merger Agreement or any Ancillary Agreement that may be deemed to the contrary, including, but not limited to, Section 7.6 of the Merger Agreement, effective upon execution and delivery of this Agreement, the Rollover Investor, on behalf of itself and any Person claiming (now or in the future) through or on its behalf, including its parents, subsidiaries and Affiliates and their respective past and present officers, directors, managing directors, partners, members and employees, as well as the heirs, executors, administrators, predecessors, successors and assigns, parents, subsidiaries, divisions, Affiliates and attorneys, accountants, investment bankers, financial or investments advisors, commercial bankers, insurers and co-insurers, and other advisors and agents of any of them (“Rollover Releasing Parties”), hereby fully, completely, finally and forever release and discharge the KW Released Persons from any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses and charges of whatever nature, known or unknown (including Unknown Claims), without regard to the subsequent discovery or existence of different or additional facts, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, at law or in equity, arising out of, or relating in any way to any of the Merger, the Merger Agreement or the Ancillary Agreements, or the transactions contemplated thereby, including any claim relating to the termination of the Merger Agreement and including any acts, omissions, negotiations, disclosure or communications related to the Merger, the Merger Agreement or the Ancillary Agreements, or the transactions contemplated thereby (the “Rollover Released Claims”); provided that, for the avoidance of doubt, nothing contained herein shall be deemed to release any party hereto from its obligations under this Agreement or the Confidentiality Agreement or to prevent any party from enforcing their rights under this Agreement or the Confidentiality Agreement. For the avoidance of doubt, nothing in this Section 4.03 provides for a release by any of the Rollover Releasing Parties of any of the Company Released Persons.
Section 4.04. Scope of Release and Discharge. The Released Claims include any claim that any Released Person does not know or suspect exists in his, her or its favor at the time of the release, including without limitation any claim that, if known, might have affected the decision to enter into this Agreement (collectively, “Unknown Claims”). The parties hereto acknowledge and agree that they may be unaware of or may discover facts in addition to or different from those which they now know or believe to be true related to or concerning the Released Claims. The parties hereto know that such presently unknown or unappreciated facts could materially affect the claims or defenses of a party or parties hereto. It is nonetheless the intent of the parties hereto to give a full and complete release and discharge of the Released Claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future. The parties hereto acknowledge that the foregoing waivers were separately bargained for and are key elements of this Agreement of which the releases and waivers are a part. To that end, with respect to the Released Claims only, the parties hereto expressly waive and relinquish any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States or of any other relevant jurisdiction, or principle of common law, which is similar, comparable or equivalent to §1542 of the California Civil Code. With respect to the Released Claims only, the parties hereto expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of §1542 of the California Civil Code (or any similar, comparable or equivalent provision), which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Section 4.05. Covenant Not to Sue.
(a) Each of (a) the Company, on behalf of itself and the Company Releasing Parties, and (b) the Rollover Investor, on behalf of itself and the Rollover Releasing Parties, covenants, not to, directly or indirectly, in respect of the KW Released Persons, encourage, solicit or voluntarily assist or participate in any way in the filing, reporting, prosecution or bringing of any suit, arbitration, mediation or claim (including a third party or derivate claim) with respect to any Released Claim before any court, arbitrator, or other tribunal in any jurisdiction, whether as a claim, a cross-claim, or counterclaim.
(b) The KW Parties, on behalf of themselves and the KW Releasing Parties, covenant, not to, directly or indirectly, in respect of the Company Released Persons or the Rollover Released Persons, encourage, solicit or voluntarily assist or participate in any way in the filing, reporting, prosecution or bringing of any suit, arbitration, mediation or claim (including a third party or derivate claim) with respect to any Released Claim before any court, arbitrator, or other tribunal in any jurisdiction, whether as a claim, a cross-claim, or counterclaim.
(c) Any Released Person may plead this Agreement as a complete bar to any Released Claim brought by the applicable party(ies) in derogation of this covenant not to sue.
Section 4.06. Accord and Satisfaction. This Agreement and the releases reflected herein shall be effective as a full and final accord and satisfaction and release of all of the Released Claims.
ARTICLE 5
MISCELLANEOUS
Section 5.01. Publicity. Immediately following the execution and delivery of this Agreement, (i) the Company shall issue a press release announcing the execution of this Agreement in the form of Exhibit A to this Agreement and (ii) the KW Parties shall file an amendment to the Schedule 13D filed by the KW Parties on February 2, 2020 in substantially the form of Exhibit B. Other than as a party may determine (based on advice of counsel) is necessary or appropriate (w) to respond to any legal or regulatory process or proceeding, (x) to respond to, or participate in discussions with, any of its supervising regulators, (y) to give appropriate testimony or file any necessary documents in any legal or regulatory proceeding, or (z) in deliberations of the Company Board, no party to this Agreement shall make any public statements (including in any filing with the SEC or any other regulatory or governmental agency, including any stock exchange) that, with respect to the relationship between the parties to this Agreement or otherwise relating in way to any of the Merger, the Merger Agreement or the Ancillary Agreements, or the transactions contemplated thereby, are inconsistent with, or otherwise contrary to, the statements in the press release or the amendment to Schedule 13D issued pursuant to this Section 5.01.
Section 5.02. Non-Disparagement. Other than as a party may determine (based on advice of counsel) is necessary or appropriate (w) to respond to any legal or regulatory process or proceeding, (x) to respond to, or participate in discussions with, any of its supervising regulators, (y) to give appropriate testimony or file any necessary documents in any legal or regulatory proceeding, or (z) in deliberations of the Company Board, no party to this Agreement shall make any public statements or any private statements that disparage, denigrate or malign the other parties hereto or the Released Persons concerning the subject matter of this Agreement and the Merger Agreement or the business, practices of the other parties hereto, or otherwise.
Section 5.03. Admission. The Parties intend the Agreement as described herein to be a final and complete resolution of all disputes between them and to compromise claims and potential claims that are contested, and it shall not be deemed an admission by any Party as to the merits of any claim or defense.
Section 5.04. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
Section 5.05. Governing Law. This Agreement, and any dispute, claim, legal action, suit, proceeding or controversy arising out of or relating hereto, shall be governed by, and construed in accordance with, the Laws of the State of Florida, without regard to conflict of law principles thereof.
Section 5.06. Jurisdiction. Each party to this Agreement (i) irrevocably and unconditionally submits to the personal jurisdiction of the federal and state courts of the United States of America located in the State of Florida, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement against any Company Related Party or any Parent Related Party shall be brought, tried and determined only in the state and federal courts in Duval County, State of Florida (or, only if the state and federal courts in Duval County, State of Florida decline to accept jurisdiction over a particular matter, any state or federal court within the State of Florida) (the “Chosen Courts”), (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (v) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement against any Company Related Party or any Parent Related Party in any court other than the Chosen Courts, except to the extent that all such courts shall lawfully decline to exercise such jurisdiction and except that any party may seek to enforce or implement any Order obtained in any such courts or in any other court of competent jurisdiction. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.08 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.
Section 5.07. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE FINANCING COMMITMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY LITIGATION AGAINST ANY FINANCING SOURCES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE

FINANCING COMMITMENTS. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.07.
Section 5.08. Notices. All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):
if to Parent or Merger Sub, to:
Kingswood Capital Management, L.P.
11777 San Vicente Blvd., Suite 650
Los Angeles, CA 90049
Attention: Alex Wolf
Email: awolf@kingswood-capital.com
with a copy to:
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: John Haggerty
Facsimile No.: 617.649.1411
Email: jhaggerty@goodwinlaw.com
if to the Company, to:
Stein Mart, Inc.
1200 Riverplace Blvd.
Jacksonville, Florida 32207
Attention: D. Hunt Hawkins
Facsimile No.: 904.858.2636
Email: hhawkins@steinmart.com
with a copy to:
Foley & Lardner
One Independent Drive, Suite 1300
Jacksonville, FL 32202
Attention: Gardner Davis
John Wolfel
Facsimile No.: 904.359.8700
Email: gdavis@foley.com
jwolfel@foley.com

if to the Rollover Investor, to:
Stein Family Holdco LLC
1200 Riverplace Blvd.
Jacksonville, Florida 32207
Attention: Jay Stein
with a copy to:
Latham & Watkins LLP
355 South Grand Ave., Ste. 100
Los Angeles, CA 90071-1560
Attention: David Zaheer
Facsimile No.: 213.891.8763
All such notices or communications shall be deemed to have been delivered and received (a) if delivered in person, on the day of such delivery, (b) if by facsimile or electronic mail, on the day on which such facsimile or electronic mail was sent; provided, that receipt is personally confirmed by telephone, (c) if by certified or registered mail (return receipt requested), on the seventh Business Day after the mailing thereof or (d) if by reputable overnight delivery service, on the second Business Day after the sending thereof.
Section 5.10. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
Section 5.11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, then (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.
Section 5.12. Entire Agreement; No Third-Party Beneficiaries; Amendments. This Agreement contains all of the terms, conditions and representations and warranties agreed to by the parties relating to the subject matter of this Agreement and supersede all prior or contemporaneous agreements, negotiations, correspondence, undertakings, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement; provided, however, that the confidentiality obligations of the parties set forth in the Confidentiality Agreement shall not be superseded and shall remain in full force and effect. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement. Each party hereto acknowledges and agrees that each of the non-party Released Persons are express third-party beneficiaries of the releases of such non-party Released Persons contained in Sections 4.01, 4.02, 4.03 and 4.04 of this Agreement, the covenants not to sue contained in Section 4.05 of this Agreement, and the covenants contained in Sections 5.01 and 5.02 of this Agreement and are entitled to enforce rights under such sections to the same extent that such non-party Released Persons could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third-party beneficiaries to this Agreement, and this Agreement is not otherwise intended to and shall not otherwise confer upon any Person other than the parties hereto any rights or remedies hereunder. This Agreement may be amended or modified only by a written instrument signed on behalf of all Parties.
Section 5.13. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties hereto only and shall be given no substantive or interpretive effect whatsoever.
Section 5.14. Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedule hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no provision of this Agreement shall be construed against any party hereto based on its authorship of any of the provisions of this Agreement.
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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

PARENT:

Stratosphere Holdco, LLC

By:	/s/ Alex Wolf
Name:	Alex Wolf
Title:	Managing Partner

MERGER SUB:

Stratosphere Merger Sub, Inc.

By:	/s/ Alex Wolf
Name:	Alex Wolf
Title:	President

COMPANY:

Stein Mart, Inc.
By:	/s/ D. Hunt Hawkins
Name:	D. Hunt Hawkins
Title:	Chief Executive Officer

ROLLOVER INVESTOR:

Stein Family Holdco LLC
By:	/s/ Jay Stein
Name:	Jay Stein
Title:	Manager